EXHIBIT 99.1

Steel Partners Holdings Reports Third Quarter Financial Results and Declares Quarterly Distribution on its Series A Preferred Units

Third Quarter 2021 Highlights

•Revenue totaled $392.1 million, an increase of 18.7%, as compared to the same period in the prior year
•Net income from continuing operations was $22.1 million
•Net income attributable to common unitholders was $22.3 million, or $0.92 per diluted common unit
•Adjusted EBITDA* was $72.5 million; Adjusted EBITDA margin* was 18.5%
•Net cash provided by operating activities of continuing operations was $43.9 million
•Adjusted free cash flow* was $56.4 million
•Total debt at quarter-end was $263.4 million; net debt,* which includes, among other items, pension and preferred unit liabilities, and marketable securities and long term investments, totaled $278.9 million

YTD 2021 Highlights

•Revenue totaled $1.1 billion, an increase of 12.5%, as compared to the same period in the prior year
•Net income from continuing operations was $102.9 million
•Net income attributable to common unitholders was $102.5 million, or $3.63 per diluted common unit
•Adjusted EBITDA* was $196.6 million; Adjusted EBITDA margin* was 18.0%
•Net cash provided by operating activities of continuing operations was $58.9 million
•Adjusted free cash flow* totaled $110.4 million

NEW YORK, N.Y., November 12, 2021 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the third quarter ended September 30, 2021.

Q3 2021	Q3 2020	($ in thousands)	YTD 2021	YTD 2020
$392,113	$330,333	Revenue	$1,093,039	$971,916
22,098	34,667	Net income (loss) from continuing operations	102,875	(1,795)
22,300	35,559	Net income (loss) attributable to common unitholders	102,491	(26,753)
72,491	69,285	Adjusted EBITDA*	196,631	146,657
18.5%	21.0%	Adjusted EBITDA margin*	18.0%	15.1%
5,631	4,546	Purchases of property, plant and equipment	19,556	15,581
56,405	40,583	Adjusted free cash flow*	110,398	135,805
*    See reconciliations to the nearest GAAP measure included in the financial tables. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of these non-GAAP measures.

"Our businesses delivered outstanding results that continue to be above our pre-pandemic levels of revenue, EBITDA, and cash flow," said Executive Chairman Warren Lichtenstein. "Our management team is focused on ensuring we have a stable supply chain as well as recruiting and retaining top talent so that we can continue to provide quality products and services to our customers and create value for all our stakeholders."

Results of Operations

Comparison of the Three and Nine Months Ended September 30, 2021 and 2020 (unaudited)

(Dollar amounts in table and commentary in thousands, unless otherwise indicated)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$392,113	$330,333	$1,093,039	$971,916
Cost of goods sold	252,819	220,633	712,101	637,705
Selling, general and administrative expenses	80,405	67,399	223,793	215,466
Asset impairment charges	—	—	—	617
Interest expense	5,089	6,988	16,059	23,337
Realized and unrealized losses (gains) on securities, net	21,453	(969)	40,232	25,515
All other expense (income), net	1,136	(8,724)	(32,180)	35,608
Total costs and expenses	360,902	285,327	960,005	938,248
Income from continuing operations before income taxes and equity method investments	31,211	45,006	133,034	33,668
Income tax provision	6,428	13,533	56,435	9,043
Loss (income) of associated companies, net of taxes	2,685	(3,194)	(26,276)	26,420
Net income (loss) from continuing operations	$22,098	$34,667	$102,875	$(1,795)

Revenue

Revenue for the three months ended September 30, 2021 increased $61,780, or 18.7%, as compared to the same periods last year, due to higher sales volume across all segments, primarily due to the economic recovery from COVID-19.

Revenue for the nine months ended September 30, 2021 increased $121,123, or 12.5%, as compared to the same period last year, due to higher sales volume across all segments, primarily due to the economic recovery from COVID-19.

Cost of Goods Sold

Cost of goods sold for the three months ended September 30, 2021 increased $32,186, or 14.6%, as compared to the same period last year, due to increases in the Diversified Industrial and Energy segments. The increases in the Diversified Industrial and Energy segments in the three months ended September 30, 2021 were primarily due to the higher sales volume discussed above.

Cost of goods sold for the nine months ended September 30, 2021 increased $74,396, or 11.7%, as compared to the same period last year, due to increases in the Diversified Industrial and Energy segments. The increases in the Diversified Industrial and Energy segments in the nine months ended September 30, 2021 were primarily due to the higher sales volume discussed above.

Selling, General and Administrative Expenses

Selling, general and administrative expenses ("SG&A") for the three months ended September 30, 2021 increased $13,006, or 19.3%, as compared to the same period last year, primarily driven by higher sales volume.

SG&A for the nine months ended September 30, 2021 increased $8,327, or 3.9%, as compared to the same period last year, primarily due to the impact of higher sales volume as discussed above, partially offset by an environmental reserve charge of $14,000 in the Diversified Industrial segment related to a legacy, non-operating site during the 2020 period.

Asset Impairment Charges

No impairment charges were recorded in the three or nine months ended September 30, 2021. During the first quarter of 2020, as a result of COVID-19 related declines in our youth sports business within the Energy segment, intangible assets of $617, primarily customer relationships, were fully impaired.

Interest Expense

Interest expense for the three months ended September 30, 2021 decreased $1,899, or 27.2%, as compared to the same period last year. The decrease for the three months ended September 30, 2021 was primarily due to lower interest rates and lower average debt levels, as compared to the same period of 2020.

Interest expense for the nine months ended September 30, 2021 decreased $7,278, or 31.2%, as compared to the same period last year. The lower interest expense for the nine months ended September 30, 2021 was primarily due to lower interest rates and lower average debt levels compared to the same period of 2020.

Realized and Unrealized (Gains) Losses on Securities, Net

The Company recorded losses of $21,453 for the three months ended September 30, 2021, as compared to gains of $969 in the same period of 2020 and losses of $40,232 for the nine months ended September 30, 2021, as compared to losses of $25,515 in the same period of 2020. These gains and losses were primarily due to unrealized gains and losses related to the mark-to-market adjustments on the Company's portfolio of securities in both periods, as well as a realized loss on the sale of securities in the first half of 2020.

All Other Expense (Income), Net

All other expense, net totaled $1,136 for the three months ended September 30, 2021, as compared to All other income, net that totaled $8,724 in the same period of 2020. The income from the 2020 period was due primarily to a net improvement in the (benefit from) provision for loan losses.

All other income, net totaled $32,180 for the nine months ended September 30, 2021, is primarily comprised of: (1) a $19,740 one-time dividend from Aerojet, (2) a pre-tax gain of $8,096 on the sale of OMG’s Edge business and (3) a pre-tax gain of $6,646 on the sale of an idle facility in the Joining Materials business. All other expense, net totaled $35,608 for the nine months ended September 30, 2020 was primarily comprised of provisions for loan losses.

Income Tax Provision

The Company's tax provision represents the income tax expense or benefit of its consolidated subsidiaries that are taxable entities. Significant differences between the statutory rate and the effective tax rate include partnership losses for which no tax benefit is recognized, the change in unrealized gains on investments, changes in deferred tax valuation allowances and other permanent differences. The Company's consolidated subsidiaries have recorded deferred tax valuation allowances to the extent that they believe it is more likely than not that the benefits of certain deferred tax assets will not be realized in future periods.

The Company recorded income tax provisions of $6,428 and $13,533 for the three months ended September 30, 2021 and 2020, respectively, and income tax provisions of $56,435 and $9,043 for the nine months ended September 30, 2021 and 2020, respectively. The Company’s effective tax rate was 20.6% and 30.1% for the three months ended September 30, 2021 and 2020, respectively, and was 42.4% and 26.9% for the nine months ended September 30, 2021 and 2020, respectively. The higher effective tax rate for the nine months ended September 30, 2021 is primarily due to an increase in U.S. tax expense related to unrealized gains on investments. Excluding the impact of the unrealized gains on investments, the estimated annual effective tax rate is expected to be approximately 27%.

Loss (Income) of Associated Companies, Net of Taxes

Loss from associated companies, net of taxes, was $2,685 for the three months ended September 30, 2021, as compared to income from associated companies, net of taxes, of $3,194 to the same period of 2020. The change is primarily due to the absence of increases in the fair value of Aviat common stock in 2021 and unfavorable changes in the fair value of the Company's investments in STCN preferred stock and common stock in the three months ended September 30, 2021.

Income from associated companies, net of taxes was $26,276 for the nine months ended September 30, 2021, as compared to a loss from associated companies, net of tax of $26,420 in the same period of 2020. The improvement is primarily due to favorable changes in the fair value of the Company’s investment in STCN common stock.

Purchases of Property, Plant and Equipment (Capital Expenditures)

Capital expenditures for the third quarter of 2021 totaled $5,631, or 1.4% of revenue, as compared to $4,546, or 1.4% of revenue, in the third quarter of 2020. Capital expenditure for the nine months ended September 30, 2021 totaled $19,556, or 1.8% of revenue, as compared to $15,581, or 1.6% of revenue for the same period of 2020.

Additional Non-GAAP Financial Measures

Adjusted EBITDA was $72,491 for the three months ended September 30, 2021, as compared to $69,285 in the same period of 2020. Adjusted EBITDA increased by $3,206, primarily due to improved profitability from Diversified Industrials and Energy segments as a result of higher sales volume, partially offset by lower profitability from the Financial Service segment driven by benefit from lower provision for loan losses from the 2020 period . Adjusted free cash flow was $56,405 versus $40,583 for the same period in 2020.

Adjusted EBITDA was $196,631 for the nine months ended September 30, 2021, as compared to $146,657 in the same period of 2020. Adjusted EBITDA increased by $49,974 primarily due to improved profitability from both Diversified Industrial and Energy Segments as a result of higher sales volume, as well as from the Financial Services segment driven by lower financial interest expense and lower provision for loan losses. Adjusted free cash flow was $110,398 versus $135,805 for the same period in 2020.

Liquidity and Capital Resources

As of September 30, 2021, the Company had $403.5 million in available liquidity under its senior credit agreement, as well as $16.6 million in cash and cash equivalents, excluding WebBank cash, and approximately $256.6 million in marketable securities and long-term investments.

As of September 30, 2021, total debt was $263.4 million, a decrease of approximately $70.7 million, as compared to December 31, 2020. As of September 30, 2021, net debt totaled $278.9 million, a decrease of approximately $76.0 million, as compared to December 31, 2020. Total leverage (as defined in the Company's senior credit agreement) was 1.5x as of September 30, 2021 as compared to 2.4x as of December 31, 2020.
Quarterly Cash Distribution on Series A Preferred Units

On November 11, 2021, the Company's board of directors declared a regular quarterly cash distribution of $0.375 per unit, payable December 15, 2021, to unitholders of record as of December 1, 2021, on its 6% Series A Preferred Units, no par value ("Series A Preferred").

Any future determination to declare distributions on its units of Series A Preferred, and any determination to pay such distributions in cash or in kind, or a combination thereof, will remain at the discretion of Steel Partners' board of directors and will be dependent upon a number of factors, including the company's results of operations, cash flows, financial position, and capital requirements, among others.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking and youth sports.

(Financial Tables Follow)

Consolidated Balance Sheets (unaudited)

(in thousands, except common units)	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$132,743	$135,788
Marketable securities	—	106
Trade and other receivables - net of allowance for doubtful accounts of $3,590 and $3,368, respectively	202,730	164,106
Receivables from related parties	3,151	2,073
Loans receivable, including loans held for sale of $159,241 and $88,171, respectively, net	504,407	306,091
Inventories, net	169,697	137,086
Prepaid expenses and other current assets	45,884	58,053
Total current assets	1,058,612	803,303
Long-term loans receivable, net	746,204	2,183,017
Goodwill	148,028	150,852
Other intangible assets, net	124,337	138,581
Deferred tax assets	16,983	66,553
Other non-current assets	40,620	42,068
Property, plant and equipment, net	213,737	228,992
Operating lease right-of-use assets	28,249	29,715
Long-term investments	256,615	291,297
Total Assets	$2,633,385	$3,934,378
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$133,032	$100,759
Accrued liabilities	77,390	69,967
Deposits	292,357	285,393
Payables to related parties	1,474	4,080
Short-term debt	34	397
Current portion of long-term debt	11,206	10,361
Other current liabilities	47,430	46,044
Total current liabilities	562,923	517,001
Long-term deposits	197,156	70,266
Long-term debt	252,201	323,392
Other borrowings	668,392	2,090,223
Preferred unit liability	148,895	146,892
Accrued pension liabilities	139,783	183,462
Deferred tax liabilities	2,112	2,169
Long-term operating lease liabilities	20,386	21,845
Other non-current liabilities	36,595	39,906
Total Liabilities	2,028,443	3,395,156
Commitments and Contingencies
Capital:
Partners' capital common units: 21,235,338 and 22,920,804 issued and outstanding (after deducting 16,598,557 and 14,916,635 units held in treasury, at cost of $257,547 and $219,245), respectively	772,614	707,309
Accumulated other comprehensive loss	(172,832)	(172,649)
Total Partners' Capital	599,782	534,660
Noncontrolling interests in consolidated entities	5,160	4,562
Total Capital	604,942	539,222
Total Liabilities and Capital	$2,633,385	$3,934,378

Consolidated Statements of Operations (unaudited)

(in thousands, except common units and per common unit data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Diversified Industrial net sales	$306,471	$274,420	$860,719	$787,138
Energy net revenue	45,862	22,378	119,716	75,282
Financial Services revenue	39,780	33,535	112,604	109,496
Total revenue	392,113	330,333	1,093,039	971,916
Costs and expenses:
Cost of goods sold	252,819	220,633	712,101	637,705
Selling, general and administrative expenses	80,405	67,399	223,793	215,466
Asset impairment charges	—	—	—	617
Finance interest expense	1,790	2,537	6,649	9,446
Provision for (benefit from) loan losses	437	(9,684)	(1,845)	30,706
Interest expense	5,089	6,988	16,059	23,337
Realized and unrealized losses (gains) on securities, net	21,453	(969)	40,232	25,515
Other income, net	(1,091)	(1,577)	(36,984)	(4,544)
Total costs and expenses	360,902	285,327	960,005	938,248
Income from continuing operations before income taxes and equity method investments	31,211	45,006	133,034	33,668
Income tax provision	6,428	13,533	56,435	9,043
Loss (income) of associated companies, net of taxes	2,685	(3,194)	(26,276)	26,420
Net income (loss) from continuing operations	22,098	34,667	102,875	(1,795)
Discontinued operations
Gain (loss) from discontinued operations, net of taxes	7	(21)	135	(2,602)
Net gain (loss) on deconsolidation of discontinued operations	—	1,161	—	(21,787)
Net gain (loss) from discontinued operations, net of taxes	7	1,140	135	(24,389)
Net income (loss)	22,105	35,807	103,010	(26,184)
Net loss (income) attributable to noncontrolling interests in consolidated entities (continuing operations)	195	(248)	(519)	(569)
Net income (loss) attributable to common unitholders	$22,300	$35,559	$102,491	$(26,753)
Net income (loss) per common unit - basic
Net income (loss) from continuing operations	$1.06	$1.38	$4.69	$(0.10)
Net income (loss) from discontinued operations	—	0.05	0.01	(0.98)
Net income (loss) attributable to common unitholders	$1.06	$1.43	$4.70	$(1.08)
Net income (loss) per common unit - diluted
Net income (loss) from continuing operations	$0.92	$0.72	$3.63	$(0.10)
Net income (loss) from discontinued operations	—	0.02	—	(0.98)
Net income (loss) attributable to common unitholders	$0.92	$0.74	$3.63	$(1.08)
Weighted-average number of common units outstanding - basic	21,018,615	24,874,281	21,816,833	24,844,114
Weighted-average number of common units outstanding - diluted	27,672,551	52,067,382	30,715,447	24,844,114

Consolidated Statements of Cash Flows (unaudited)

(in thousands)	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$103,010	$(26,184)
Gain (loss) from discontinued operations	135	(24,389)
Net income (loss) from continuing operations	102,875	(1,795)
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
(Benefit from) provision for loan losses	(1,845)	30,706
(Income) loss of associated companies, net of taxes	(26,276)	26,420
Realized and unrealized losses on securities, net	40,232	25,515
Gain on sale of Edge business	(8,096)	—
Gain on sale of property, plant and equipment	(6,646)	—
Derivative gains on economic interests in loans	(3,819)	(3,692)
Deferred income taxes	45,679	4,714
Depreciation and amortization	45,192	48,735
Non-cash lease expense	7,650	6,890
Equity-based compensation	1,116	589
Asset impairment charges	—	617
Other	(340)	3,619
Net change in operating assets and liabilities:
Trade and other receivables	(42,365)	(1,995)
Inventories	(34,428)	4,137
Prepaid expenses and other assets	12,199	(1,041)
Accounts payable, accrued and other liabilities	(1,174)	7,967
Net (increase) decrease in loans held for sale	(71,070)	144,844
Net cash provided by operating activities - continuing operations	58,884	296,230
Net cash provided by (used in) operating activities - discontinued operations	135	(1,649)
Total cash provided by operating activities	59,019	294,581
Cash flows from investing activities:
Purchases of investments	(9,018)	(7,256)
Proceeds from sales of investments	24,667	2,327
Proceeds from maturities of investments	8,292	32,995
Loan originations, net of collections	782,032	(2,022,276)
Proceeds from sales of loans	530,969	—
Purchases of property, plant and equipment	(19,556)	(15,581)
Proceeds from sale of property, plant and equipment	6,979	3,067
Proceeds from sale of Edge business	16,000	—
Acquisition, net of cash acquired	—	(3,500)
Other	182	—
Net cash provided by (used in) investing activities - continuing operations	1,340,547	(2,010,224)
Net cash provided by (used in) investing activities - discontinued operations	—	—
Net cash provided by (used in) investing activities	1,340,547	(2,010,224)
Cash flows from financing activities:
Net revolver repayments	(63,013)	(26,948)
Repayments of term loans	(7,697)	(8,181)
Purchases of the Company's common units	(38,302)	—
Repayments of other borrowings	(2,476,640)	—
Proceeds from other borrowings	1,056,749	2,159,721
Distribution to preferred unitholders	(7,225)	(40,000)
Deferred finance charges	—	(1,474)
Net increase (decrease) in deposits	133,854	(365,859)
Net cash (used in) provided by financing activities - continuing operations	(1,402,274)	1,717,259
Net cash used in financing activities - discontinued operations	—	—
Net cash (used in) provided by financing activities	(1,402,274)	1,717,259
Net change for the period	(2,708)	1,616
Effect of exchange rate changes on cash and cash equivalents	(337)	182
Cash, cash equivalents and restricted cash at beginning of period	135,788	137,948
Cash, cash equivalents and restricted cash at end of period	$132,743	$139,746

Supplemental Balance Sheet Data (September 30, 2021 unaudited)

(in thousands, except common and preferred units)	September 30,	December 31,
	2021	2020
Cash and cash equivalents	$132,743	$135,788
WebBank cash and cash equivalents	116,103	117,553
Cash and cash equivalents, excluding WebBank	$16,640	$18,235
Common units outstanding	21,235,338	22,920,804
Preferred units outstanding	6,422,128	6,422,128

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Reconciliation:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) from continuing operations	$22,098	$34,667	$102,875	$(1,795)
Income tax provision	6,428	13,533	56,435	9,043
Income from continuing operations before income taxes	28,526	48,200	159,310	7,248
Add (Deduct):
Loss (income) of associated companies, net of taxes	2,685	(3,194)	(26,276)	26,420
Realized and unrealized losses (gains) on securities, net	21,453	(969)	40,232	25,515
Interest expense	5,089	6,988	16,059	23,337
Depreciation	10,417	10,999	31,240	33,085
Amortization	4,576	5,256	13,952	15,650
Non-cash asset impairment charges	—	—	—	617
Non-cash pension expense	(1,433)	1,257	(4,434)	2,432
Non-cash equity-based compensation	399	333	1,116	589
Other items, net	779	415	(34,568)	11,764
Adjusted EBITDA	$72,491	$69,285	$196,631	$146,657

Total revenue	$392,113	$330,333	$1,093,039	$971,916
Adjusted EBITDA margin	18.5%	21.0%	18.0%	15.1%

Net Debt Reconciliation:

(in thousands)	September 30,	December 31,
	2021	2020
Total debt	$263,441	$334,150
Accrued pension liabilities	139,783	183,462
Preferred unit liability	148,895	146,892
Cash and cash equivalents, excluding WebBank	(16,640)	(18,235)
Marketable securities	—	(106)
Long-term investments	(256,615)	(291,297)
Net debt	$278,864	$354,866

Adjusted Free Cash Flow Reconciliation:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities of continuing operations	$43,887	$36,338	$58,884	$296,230
Purchases of property, plant and equipment	(5,631)	(4,546)	(19,556)	(15,581)
Net increase (decrease) in loans held for sale	18,149	8,791	71,070	(144,844)
Adjusted free cash flow	$56,405	$40,583	$110,398	$135,805

Segment Results (unaudited)

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Diversified Industrial	$306,471	$274,420	$860,719	$787,138
Energy	45,862	22,378	119,716	75,282
Financial Services	39,780	33,535	112,604	109,496
Total revenue	$392,113	$330,333	$1,093,039	$971,916

Income (loss) from continuing operations before interest expense and income taxes:
Diversified Industrial	$33,710	$22,406	$97,246	$48,627
Energy	6,343	(1,891)	12,804	(3,641)
Financial Services	20,076	28,701	64,243	31,892
Corporate and other	(26,514)	5,972	1,076	(46,293)
Income from continuing operations before interest expense and income taxes	33,615	55,188	175,369	30,585
Interest expense	5,089	6,988	16,059	23,337
Income tax provision	6,428	13,533	56,435	9,043
Net income (loss) from continuing operations	$22,098	$34,667	$102,875	$(1,795)

Loss (income) of associated companies, net of taxes:
Corporate and other	$2,685	$(3,194)	$(26,276)	$26,420
Total	$2,685	$(3,194)	$(26,276)	$26,420

Segment depreciation and amortization:
Diversified Industrial	$11,824	$12,243	$35,639	$36,893
Energy	3,010	3,669	9,070	11,156
Financial Services	120	304	365	567
Corporate and other	39	39	118	119
Total depreciation and amortization	$14,993	$16,255	$45,192	$48,735

Segment Adjusted EBITDA:
Diversified Industrial	$45,702	$37,862	$118,047	$103,019
Energy	7,865	2,052	18,892	8,155
Financial Services	20,693	28,656	64,594	32,457
Corporate and other	(1,769)	715	(4,902)	3,026
Total Adjusted EBITDA	$72,491	$69,285	$196,631	$146,657

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA," "Net Debt" and "Adjusted Free Cash Flow." The Company is presenting these non-GAAP financial measurements because it believes that these measures provide useful information to investors about the Company's business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on investments, and excludes certain non-recurring and non-cash items. The Company defines Net Debt as the sum of total debt, accrued pension liabilities and preferred unit liability, less the sum of cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities and long-term investments. The Company defines Adjusted Free Cash Flow as net cash provided by or used in operating activities of continuing operations less the sum of purchases of property, plant and equipment, and net increases or decreases in loans held for sale. The Company believes these measures are useful to investors because they are measures used by the Company's Board of Directors and management to evaluate its ongoing business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as internal profitability measures, as components in assessing liquidity and evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as elements in determining executive compensation.

However, the measures are not measures of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from these measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measurements should not be considered substitutes for net income or loss, total debt, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;
•Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;
•Adjusted EBITDA does not reflect the Company's interest expense;
•Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;
•Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;
•Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation;
•Adjusted EBITDA does not include amounts related to noncontrolling interests in consolidated entities;
•Adjusted EBITDA does not include certain other non-recurring and non-cash items; and
•Adjusted EBITDA does not include the Company's discontinued operations.

In addition, Net Debt assumes the Company's cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities and long-term investments are immediately convertible in cash and can be used to reduce outstanding debt without restriction at their recorded fair value, while Adjusted Free Cash Flow excludes net increases or decreases in loans held for sale, which can vary significantly from period-to-period since these loans are typically sold after origination and thus represent a significant component in WebBank's operating cash flow requirements.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and using these measures only as supplemental information. The Company believes that consideration of Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow, together with a careful review of its U.S. GAAP financial measures, is a well-informed method of analyzing SPLP. Because Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow are not measurements determined in accordance with U.S. GAAP and are susceptible to varying calculations, Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," "will" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2021 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the adverse effects of the COVID-19 pandemic to our business, results of operations, financial condition and cash flows; material weaknesses in the Company’s internal control over financial reporting; decline in crude oil price; fluctuations in commodity prices; substantial cash funding requirements that may be required in the future as a result of certain of the Company’s subsidiaries’ sponsorship of defined benefit pension plans; significant costs, including remediation costs, as a result of complying with environmental laws or failing to comply with other extensive regulations, including banking regulations; the impact of climate change legislation or regulations restricting emissions of greenhouse gases on costs and demand for the Company’s services; impacts to the Company’s liquidity or financial condition as a result of legislative and regulatory actions; the Company’s ability to maintain sufficient cash flows from operations or through financings to meet its obligations under its senior credit facility; risks associated with our business strategy of acquisitions; losses sustained in the Company’s investment portfolio; the impact of interest rates on the Company’s investments, such as increased interest rates or the pricing of interest rates using a spread over LIBOR; reliance on the intellectual property owned by others and the Company’s ability to protect its own intellectual property and licenses; risks associated with conducting operations outside of the United States, including changes in trade policies and the costs or limitations of acquiring materials and products used in the Company’s operations; risks of litigation; risks; impacts to the Company’s WebBank business as a result of the highly regulated environment in which it operates, as well as the risk of litigation regarding the processing of PPP loans and the risk that the SBA may not fund some or all PPP loan guaranties; potentially disruptive impacts from economic downturns in various sectors; loss of customers by the Company’s subsidiaries as a result of not maintaining long-term contracts with customers; risks related to the Company’s key members of management and the senior leadership team; the Company’s agreement to indemnify its manager pursuant to its management agreement, which may incentivize the manager to take unnecessary risks; risks related to our common and preferred units, including potential price reductions for current unitholders if additional common or preferred units are issued, as well as the lack of an active market for our units as a result of transfer restrictions contained in the Company’s partnership agreement; the ability of the Company’s subsidiaries to fully use their tax benefits; impacts as a result of changes in tax rates, laws or regulations, including U.S. government tax reform; risks associated with the refinancing of the Company’s Credit Agreement; labor disruptions as a result of vaccine manages by the United States federal government. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2020 and Form 10-Q for the quarterly period ended September 30, 2021, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Investor Relations Contact

Jennifer Golembeske
212-520-2300
jgolembeske@steelpartners.com